RESCISSION OF OPTION GRANT

This Rescission Agreement (“Agreement”) is dated as of November 17, 2008 between EnerJex Resources, Inc., a Nevada corporation (“EnerJex”) and Darrel G. Palmer, an individual (“Grantee”).

WITNESSETH:

WHEREAS, on July 2, 2008 (the “Option Issuance Date”) EnerJex agreed to grant an option to Grantee to purchase 28,000 shares of EnerJex’s common stock at a price of $6.25 for a period of 3 years (the “Option”);

WHEREAS, due to mutual mistake concerning the financial effect arising from the issuance of the Option, EnerJex wishes to rescind the Option (the “Rescission”), retroactive nunc pro tunc, and effective as of the Option Issuance Date;

NOW, THEREFORE, in consideration of these recitals, the Option is hereby rescinded and abrogated.

1. This Rescission shall be effected on or before November 18, 2008 by the return of the Option to EnerJex by Grantee duly endorsed.

2. EnerJex and Grantee each agree to execute and deliver timely such other documents or agreements and to take such other action as may be reasonably necessary or desirable for the implementation of this Rescission and the consummation of the transactions contemplated hereby.

3. The laws of the State of Nevada apply to this Agreement, without deference to the principles of conflicts of law. Both jurisdiction and venue for any litigation pursuant to this Agreement shall be proper in the courts of Nevada.

4. This Agreement constitutes the entire agreement and final understanding of the parties with respect to the subject matter of this Agreement and supersedes and terminates all prior and/or contemporaneous understandings and/or discussions between the parties, whether written or verbal, express or implied, relating in any way to the subject matter of this Agreement.

5. If the law does not allow a provision of this Agreement to be enforced, such unenforceable provision shall be amended to become enforceable and reflect the intent of the parties, and the rest of the provisions of this Agreement shall remain in effect.

6. The failure of any party, in any instance, to insist upon strict enforcement of the provisions of this Agreement shall not be construed to be a waiver or relinquishment of enforcement in the future, and the terms of this Agreement shall continue to remain in full force and effect.

7. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one in the same instrument. Confirmation of execution by electronic transmission of a facsimile signature shall be binding on the confirming party.

IT WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

EnerJex:
EnerJex Resources, Inc.

By:
C. Stephen Cochennet, CEO

Grantee:

Darrel G. Palmer